Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
Fourth Quarter 2022

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release

*Use of non-GAAP financial measures
Regions believes that presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Earnings Summary
Interest income - taxable equivalent	$1,565	$1,355	$1,166	$1,063	$1,066
Interest expense - taxable equivalent	151	81	47	37	37
Net interest income - taxable equivalent	1,414	1,274	1,119	1,026	1,029
Less: Taxable-equivalent adjustment	13	12	11	11	10
Net interest income	1,401	1,262	1,108	1,015	1,019
Provision for (benefit from) credit losses	112	135	60	(36)	110
Net interest income after provision for (benefit from) credit losses	1,289	1,127	1,048	1,051	909
Non-interest income	600	605	640	584	615
Non-interest expense	1,017	1,170	948	933	983
Income before income taxes	872	562	740	702	541
Income tax expense	187	133	157	154	103
Net income	$685	$429	$583	$548	$438
Net income available to common shareholders	$660	$404	$558	$524	$414

Weighted-average shares outstanding—during quarter:
Basic	934	934	934	938	949
Diluted	941	940	940	947	958

Earnings per common share - basic	$0.71	$0.43	$0.60	$0.56	$0.44
Earnings per common share - diluted	$0.70	$0.43	$0.59	$0.55	$0.43

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$97,009	$94,711	$93,458	$89,335	$87,784
Allowance for credit losses	(1,582)	(1,539)	(1,514)	(1,492)	(1,574)
Assets	155,220	157,798	160,908	164,082	162,938
Deposits	131,743	135,378	138,263	141,022	139,072
Long-term borrowings	2,284	2,274	2,319	2,343	2,407
Shareholders' equity	15,947	15,173	16,507	16,982	18,326
Average balances
Loans, net of unearned income	$95,752	$94,684	$90,764	$87,814	$86,548
Assets	155,668	158,422	161,826	161,728	160,051
Deposits	133,007	135,518	139,592	138,734	136,682
Long-term borrowings	2,275	2,319	2,328	2,390	2,433
Shareholders' equity	15,442	16,473	16,404	17,717	18,308

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Return on average assets* (1)	1.75%	1.07%	1.44%	1.38%	1.09%
Return on average common shareholders' equity*	19.01%	10.82%	15.18%	13.23%	9.86%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	33.20%	18.02%	25.40%	21.00%	15.07%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP)* (2)	22.91%	14.42%	20.85%	20.25%	15.56%
Efficiency ratio	50.5%	62.3%	53.9%	57.9%	59.8%
Adjusted efficiency ratio (non-GAAP) (2)	51.6%	52.6%	54.2%	57.9%	58.8%
Dividend payout ratio (3)	28.3%	46.2%	28.5%	30.3%	38.8%
Common book value per share	$15.29	$14.46	$15.89	$16.42	$17.69
Tangible common book value per share (non-GAAP) (2)	$9.00	$8.15	$9.55	$10.06	$11.38
Total equity to total assets	10.27%	9.62%	10.26%	10.35%	11.25%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	5.63%	5.01%	5.76%	5.93%	6.83%
Common equity (4)	$12,066	$11,554	$11,298	$10,912	$10,844
Total risk-weighted assets (4)	$125,702	$124,395	$122,154	$116,182	$113,343
Common equity Tier 1 ratio (4)	9.6%	9.3%	9.2%	9.4%	9.6%
Tier 1 capital ratio (4)	10.9%	10.6%	10.6%	10.8%	11.0%
Total risk-based capital ratio (4)	12.5%	12.3%	12.3%	12.5%	12.7%
Leverage ratio (4)	8.9%	8.5%	8.2%	8.0%	8.1%
Effective tax rate	21.5%	23.7%	21.2%	21.9%	18.9%
Allowance for credit losses as a percentage of loans, net of unearned income	1.63%	1.63%	1.62%	1.67%	1.79%
Allowance for credit losses to non-performing loans, excluding loans held for sale	317%	311%	410%	446%	349%
Net interest margin (FTE)*	3.99%	3.53%	3.06%	2.85%	2.83%
Loans, net of unearned income, to total deposits	73.6%	70.0%	67.6%	63.3%	63.1%
Net charge-offs as a percentage of average loans*	0.29%	0.46%	0.17%	0.21%	0.20%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) * (2)	0.29%	0.19%	0.17%	0.21%	0.20%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.52%	0.52%	0.39%	0.37%	0.51%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.53%	0.54%	0.41%	0.39%	0.54%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	0.75%	0.65%	0.52%	0.53%	0.70%
Associate headcount—full-time equivalent (6)	20,073	19,950	19,673	19,723	19,626
ATMs	2,039	2,043	2,048	2,054	2,068
Branch Statistics
Full service	1,252	1,259	1,259	1,259	1,268
Drive-through/transaction service only	34	35	35	35	34
Total branch outlets	1,286	1,294	1,294	1,294	1,302

	Year Ended December 31
	2022	2021
Return on average assets (1)	1.41%	1.63%
Return on average common shareholders' equity	14.46%	14.51%
Return on average tangible common shareholders’ equity (non-GAAP) (2)	24.05%	21.42%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP) (2)	19.61%	22.85%
Efficiency ratio	56.0%	57.8%
Adjusted efficiency ratio (non-GAAP) (2)	53.9%	57.3%
Dividend payout ratio (3)	32.2%	25.8%
Effective tax rate	22.0%	21.6%
Net interest margin (FTE)	3.36%	2.85%
Net charge-offs as a percentage of average loans	0.29%	0.24%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) (2)	0.22%	0.24%
*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures that begin on pages 13, 17, 18, 19 and 21.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity as well as Total risk-weighted assets, Common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 23 for amounts related to these loans.
(6)Associate headcount for the fourth quarter of 2021 includes approximately 620 associates from acquisitions closed in the quarter.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Assets:
Cash and due from banks	$1,997	$2,117	$2,301	$2,227	$1,350
Interest-bearing deposits in other banks	9,230	13,549	18,199	25,718	28,061
Debt securities held to maturity	801	817	836	864	899
Debt securities available for sale	27,933	28,126	29,052	29,384	28,481
Loans held for sale	354	720	612	694	1,003
Loans, net of unearned income	97,009	94,711	93,458	89,335	87,784
Allowance for loan losses	(1,464)	(1,418)	(1,425)	(1,416)	(1,479)
Net loans	95,545	93,293	92,033	87,919	86,305
Other earning assets	1,308	1,341	1,428	1,504	1,187
Premises and equipment, net	1,718	1,744	1,768	1,794	1,814
Interest receivable	511	424	365	329	319
Goodwill	5,733	5,739	5,749	5,748	5,744
Residential mortgage servicing rights at fair value (MSRs)	812	809	770	542	418
Other identifiable intangible assets, net	249	266	279	292	305
Other assets	9,029	8,853	7,516	7,067	7,052
Total assets	$155,220	$157,798	$160,908	$164,082	$162,938
Liabilities and Equity:
Deposits:
Non-interest-bearing	$51,348	$54,996	$58,510	$59,590	$58,369
Interest-bearing	80,395	80,382	79,753	81,432	80,703
Total deposits	131,743	135,378	138,263	141,022	139,072
Borrowed funds:
Long-term borrowings	2,284	2,274	2,319	2,343	2,407
Other liabilities	5,242	4,973	3,819	3,735	3,133
Total liabilities	139,269	142,625	144,401	147,100	144,612
Equity:
Preferred stock, non-cumulative perpetual	1,659	1,659	1,659	1,659	1,659
Common stock	10	10	10	10	10
Additional paid-in capital	11,988	11,976	11,962	11,983	12,189
Retained earnings	7,004	6,531	6,314	5,915	5,550
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income, net	(3,343)	(3,632)	(2,067)	(1,214)	289
Total shareholders’ equity	15,947	15,173	16,507	16,982	18,326
Noncontrolling interest	4	—	—	—	—
Total equity	15,951	15,173	16,507	16,982	18,326
Total liabilities and equity	$155,220	$157,798	$160,908	$164,082	$162,938

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
End of Period Loans

	As of
						12/31/2022		12/31/2022
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	vs. 9/30/2022		vs. 12/31/2021
Commercial and industrial	$50,905	$49,591	$48,492	$45,643	$43,758	$1,314	2.6%	$7,147	16.3%
Commercial real estate mortgage—owner-occupied	5,103	5,167	5,218	5,181	5,287	(64)	(1.2)%	(184)	(3.5)%
Commercial real estate construction—owner-occupied	298	282	266	273	264	16	5.7%	34	12.9%
Total commercial	56,306	55,040	53,976	51,097	49,309	1,266	2.3%	6,997	14.2%
Commercial investor real estate mortgage	6,393	6,295	5,892	5,557	5,441	98	1.6%	952	17.5%
Commercial investor real estate construction	1,986	1,824	1,720	1,607	1,586	162	8.9%	400	25.2%
Total investor real estate	8,379	8,119	7,612	7,164	7,027	260	3.2%	1,352	19.2%
Total business	64,685	63,159	61,588	58,261	56,336	1,526	2.4%	8,349	14.8%
Residential first mortgage	18,810	18,399	17,892	17,373	17,512	411	2.2%	1,298	7.4%
Home equity—lines of credit (1)	3,510	3,521	3,550	3,602	3,744	(11)	(0.3)%	(234)	(6.3)%
Home equity—closed-end (2)	2,489	2,515	2,524	2,500	2,510	(26)	(1.0)%	(21)	(0.8)%
Consumer credit card	1,248	1,186	1,172	1,133	1,184	62	5.2%	64	5.4%
Other consumer—exit portfolios (3)	570	662	775	909	1,071	(92)	(13.9)%	(501)	(46.8)%
Other consumer	5,697	5,269	5,957	5,557	5,427	428	8.1%	270	5.0%
Total consumer	32,324	31,552	31,870	31,074	31,448	772	2.4%	876	2.8%
Total Loans	$97,009	$94,711	$93,458	$89,335	$87,784	$2,298	2.4%	$9,225	10.5%
______
NM - Not meaningful.
(1)     The balance of Regions' home equity lines of credit consists of $1,855 million of first lien and $1,655 million of second lien at 12/31/2022.
(2)    The balance of Regions' closed-end home equity loans consists of $2,244 million of first lien and $245 million of second lien at 12/31/2022.
(3)    Regions ceased originating indirect vehicle loans in the second quarter of 2019 and decided not to renew another third party relationship in the fourth quarter of 2019.

	As of
End of Period Loans by Percentage	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Commercial and industrial	52.5%	52.4%	51.9%	51.1%	49.9%
Commercial real estate mortgage—owner-occupied	5.3%	5.5%	5.6%	5.8%	6.0%
Commercial real estate construction—owner-occupied	0.3%	0.3%	0.3%	0.3%	0.3%
Total commercial	58.1%	58.2%	57.8%	57.2%	56.2%
Commercial investor real estate mortgage	6.6%	6.6%	6.3%	6.2%	6.2%
Commercial investor real estate construction	2.0%	1.9%	1.8%	1.8%	1.8%
Total investor real estate	8.6%	8.5%	8.1%	8.0%	8.0%
Total business	66.7%	66.7%	65.9%	65.2%	64.2%
Residential first mortgage	19.4%	19.4%	19.1%	19.4%	19.9%
Home equity—lines of credit	3.6%	3.7%	3.8%	4.0%	4.3%
Home equity—closed-end	2.6%	2.7%	2.7%	2.8%	2.9%
Consumer credit card	1.3%	1.3%	1.3%	1.3%	1.3%
Other consumer—exit portfolios	0.6%	0.7%	0.8%	1.0%	1.2%
Other consumer	5.8%	5.5%	6.4%	6.3%	6.2%
Total consumer	33.3%	33.3%	34.1%	34.8%	35.8%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	4Q22	3Q22	2Q22	1Q22	4Q21	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Commercial and industrial	$50,135	$49,120	$46,538	$43,993	$42,254	$1,015	2.1%	$7,881	18.7%
Commercial real estate mortgage—owner-occupied	5,073	5,167	5,204	5,237	5,386	(94)	(1.8)%	(313)	(5.8)%
Commercial real estate construction—owner-occupied	289	274	273	269	263	15	5.5%	26	9.9%
Total commercial	55,497	54,561	52,015	49,499	47,903	936	1.7%	7,594	15.9%
Commercial investor real estate mortgage	6,406	6,115	5,760	5,514	5,531	291	4.8%	875	15.8%
Commercial investor real estate construction	1,884	1,764	1,668	1,568	1,654	120	6.8%	230	13.9%
Total investor real estate	8,290	7,879	7,428	7,082	7,185	411	5.2%	1,105	15.4%
Total business	63,787	62,440	59,443	56,581	55,088	1,347	2.2%	8,699	15.8%
Residential first mortgage	18,595	18,125	17,569	17,496	17,413	470	2.6%	1,182	6.8%
Home equity—lines of credit	3,520	3,531	3,571	3,667	3,806	(11)	(0.3)%	(286)	(7.5)%
Home equity—closed-end	2,497	2,519	2,511	2,496	2,528	(22)	(0.9)%	(31)	(1.2)%
Consumer credit card	1,207	1,176	1,145	1,142	1,155	31	2.6%	52	4.5%
Other consumer—exit portfolios (1)	613	716	836	987	1,160	(103)	(14.4)%	(547)	(47.2)%
Other consumer	5,533	6,177	5,689	5,445	5,398	(644)	(10.4)%	135	2.5%
Total consumer	31,965	32,244	31,321	31,233	31,460	(279)	(0.9)%	505	1.6%
Total Loans	$95,752	$94,684	$90,764	$87,814	$86,548	$1,068	1.1%	$9,204	10.6%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2022	2021	2022 vs. 2021
Commercial and industrial	$47,468	$42,522	$4,946	11.6%
Commercial real estate mortgage—owner-occupied	5,170	5,389	(219)	(4.1)%
Commercial real estate construction—owner-occupied	276	272	4	1.5%
Total commercial	52,914	48,183	4,731	9.8%
Commercial investor real estate mortgage	5,952	5,509	443	8.0%
Commercial investor real estate construction	1,722	1,741	(19)	(1.1)%
Total investor real estate	7,674	7,250	424	5.8%
Total business	60,588	55,433	5,155	9.3%
Residential first mortgage	17,950	17,006	944	5.6%
Home equity—lines of credit	3,572	4,084	(512)	(12.5)%
Home equity—closed-end	2,506	2,593	(87)	(3.4)%
Consumer credit card	1,168	1,136	32	2.8%
Other consumer—exit portfolios (1)	787	1,499	(712)	(47.5)%
Other consumer	5,711	3,051	2,660	87.2%
Total consumer	31,694	29,369	2,325	7.9%
Total Loans	$92,282	$84,802	$7,480	8.8%
_____
NM - Not meaningful.
(1)Regions ceased originating indirect vehicle lending in the second quarter of 2019 and decided not to renew a third party relationship in the fourth quarter of 2019.

.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
End of Period Deposits

	As of
						12/31/2022		12/31/2022
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	vs. 9/30/2022		vs. 12/31/2021
Interest-free deposits	$51,348	$54,996	$58,510	$59,590	$58,369	$(3,648)	(6.6)%	$(7,021)	(12.0)%
Interest-bearing checking	25,676	26,500	26,989	28,001	28,018	(824)	(3.1)%	(2,342)	(8.4)%
Savings	15,662	16,083	16,220	16,101	15,134	(421)	(2.6)%	528	3.5%
Money market—domestic	33,285	32,444	31,116	31,677	31,408	841	2.6%	1,877	6.0%
Low-cost deposits	125,971	130,023	132,835	135,369	132,929	(4,052)	(3.1)%	(6,958)	(5.2)%
Time deposits	5,772	5,355	5,428	5,653	6,143	417	7.8%	(371)	(6.0)%
Total Deposits	$131,743	$135,378	$138,263	$141,022	$139,072	$(3,635)	(2.7)%	$(7,329)	(5.3)%

	As of
						12/31/2022		12/31/2022
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	vs. 9/30/2022		vs. 12/31/2021
Consumer Bank Segment	$83,487	$85,455	$84,987	$85,219	$82,849	$(1,968)	(2.3)%	$638	0.8%
Corporate Bank Segment	37,145	38,293	41,456	42,836	42,689	(1,148)	(3.0)%	(5,544)	(13.0)%
Wealth Management Segment	9,111	9,400	9,489	10,420	10,853	(289)	(3.1)%	(1,742)	(16.1)%
Other (1)	2,000	2,230	2,331	2,547	2,681	(230)	(10.3)%	(681)	(25.4)%
Total Deposits	$131,743	$135,378	$138,263	$141,022	$139,072	$(3,635)	(2.7)%	$(7,329)	(5.3)%

	As of
						12/31/2022		12/31/2022
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	vs. 9/30/2022		vs. 12/31/2021
Wealth Management - Private Wealth	$8,196	$8,565	$8,771	$9,472	$10,033	$(369)	(4.3)%	$(1,837)	(18.3)%
Wealth Management - Institutional Services	915	835	718	948	820	80	9.6%	95	11.6%
Total Wealth Management Segment Deposits	$9,111	$9,400	$9,489	$10,420	$10,853	$(289)	(3.1)%	$(1,742)	(16.1)%

	As of
End of Period Deposits by Percentage	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Interest-free deposits	39.0%	40.6%	42.3%	42.3%	42.0%
Interest-bearing checking	19.5%	19.6%	19.5%	19.9%	20.1%
Savings	11.9%	11.9%	11.7%	11.4%	10.9%
Money market—domestic	25.3%	24.0%	22.5%	22.5%	22.6%
Low-cost deposits	95.7%	96.1%	96.0%	96.1%	95.6%
Time deposits	4.3%	3.9%	4.0%	3.9%	4.4%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	4Q22	3Q22	2Q22	1Q22	4Q21	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Interest-free deposits	$53,107	$55,806	$58,911	$58,117	$57,840	$(2,699)	(4.8)%	$(4,733)	(8.2)%
Interest-bearing checking	25,379	26,665	27,533	27,771	26,000	(1,286)	(4.8)%	(621)	(2.4)%
Savings	15,840	16,176	16,200	15,539	14,854	(336)	(2.1)%	986	6.6%
Money market—domestic	33,218	31,520	31,348	31,402	31,483	1,698	5.4%	1,735	5.5%
Low-cost deposits	127,544	130,167	133,992	132,829	130,177	(2,623)	(2.0)%	(2,633)	(2.0)%
Time deposits	5,462	5,351	5,600	5,905	6,505	111	2.1%	(1,043)	(16.0)%
Corporate treasury other deposits	1	—	—	—	—	1	NM	1	NM
Total Deposits	$133,007	$135,518	$139,592	$138,734	$136,682	$(2,511)	(1.9)%	(3,675)	(2.7)%

	Average Balances
($ amounts in millions)	4Q22	3Q22	2Q22	1Q22	4Q21	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Consumer Bank Segment	$83,555	$84,741	$85,224	$83,054	$80,930	$(1,186)	(1.4)%	$2,625	3.2%
Corporate Bank Segment	38,176	39,058	41,920	42,609	42,659	(882)	(2.3)%	(4,483)	(10.5)%
Wealth Management Segment	9,065	9,467	10,020	10,407	10,054	(402)	(4.2)%	(989)	(9.8)%
Other (1)	2,211	2,252	2,428	2,664	3,039	(41)	(1.8)%	(828)	(27.2)%
Total Deposits	$133,007	$135,518	$139,592	$138,734	$136,682	$(2,511)	(1.9)%	$(3,675)	(2.7)%

	Average Balances
($ amounts in millions)	4Q22	3Q22	2Q22	1Q22	4Q21	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Wealth Management - Private Wealth	$8,367	$8,792	$9,266	$9,591	$9,266	$(425)	(4.8)%	$(899)	(9.7)%
Wealth Management - Institutional Services	698	675	754	816	788	23	3.4%	(90)	(11.4)%
Total Wealth Management Segment Deposits	$9,065	$9,467	$10,020	$10,407	$10,054	$(402)	(4.2)%	$(989)	(9.8)%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2022	2021	2022 vs. 2021
Interest-free deposits	$56,469	$55,838	$631	1.1%
Interest-bearing checking	26,830	25,128	1,702	6.8%
Savings	15,940	13,867	2,073	14.9%
Money market—domestic	31,875	30,615	1,260	4.1%
Low-cost deposits	131,114	125,448	5,666	4.5%
Time deposits	5,578	5,253	325	6.2%
Corporate treasury time deposits	—	1	(1)	(100.0)%
Corporate treasury other deposits	1	1	—	—%
Total Deposits	$136,693	$130,703	$5,990	4.6%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2022	2021	2022 vs. 2021
Consumer Bank Segment	$84,146	$77,820	$6,326	8.1%
Corporate Bank Segment	40,396	42,115	(1,719)	(4.1)%
Wealth Management Segment	9,764	9,684	80	0.8%
Other (1)	2,387	1,084	1,303	120.2%
Total Deposits	$136,693	$130,703	$5,990	4.6%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2022	2021	2022 vs. 2021
Wealth Management - Private Wealth	$9,029	$8,857	$172	1.9%
Wealth Management - Institutional Services	735	827	(92)	(11.1)%
Total Wealth Management Segment Deposits	$9,764	$9,684	$80	0.8%
________
NM - Not meaningful.
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Interest income on:
Loans, including fees	$1,208	$1,072	$932	$876	$902
Debt securities	222	171	157	138	134
Loans held for sale	9	8	10	9	6
Other earning assets	113	92	56	29	14
Total interest income	1,552	1,343	1,155	1,052	1,056
Interest expense on:
Deposits	114	50	20	13	13
Long-term borrowings	37	31	27	24	24
Total interest expense	151	81	47	37	37
Net interest income	1,401	1,262	1,108	1,015	1,019
Provision for (benefit from) credit losses	112	135	60	(36)	110
Net interest income after provision for (benefit from) credit losses	1,289	1,127	1,048	1,051	909
Non-interest income:
Service charges on deposit accounts	152	156	165	168	166
Card and ATM fees	130	126	133	124	127
Wealth management income	108	108	102	101	100
Capital markets income	61	93	112	73	83
Mortgage income	24	37	47	48	49
Securities gains (losses), net	—	(1)	—	—	—
Other	125	86	81	70	90
Total non-interest income	600	605	640	584	615
Non-interest expense:
Salaries and employee benefits	604	593	575	546	575
Equipment and software expense	102	98	97	95	96
Net occupancy expense	74	76	75	75	76
Other	237	403	201	217	236
Total non-interest expense	1,017	1,170	948	933	983
Income before income taxes	872	562	740	702	541
Income tax expense	187	133	157	154	103
Net income	$685	$429	$583	$548	$438
Net income available to common shareholders	$660	$404	$558	$524	$414
Weighted-average shares outstanding—during quarter:
Basic	934	934	934	938	949
Diluted	941	940	940	947	958
Actual shares outstanding—end of quarter	934	934	934	933	942
Earnings per common share: (1)
Basic	$0.71	$0.43	$0.60	$0.56	$0.44
Diluted	$0.70	$0.43	$0.59	$0.55	$0.43
Taxable-equivalent net interest income	$1,414	$1,274	$1,119	$1,026	$1,029
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Twelve Months Ended December 31
($ amounts in millions, except per share data)	2022	2021
Interest income on:
Loans, including fees	$4,088	$3,452
Debt securities	688	533
Loans held for sale	36	37
Other earning assets	290	59
Total interest income	5,102	4,081
Interest expense on:
Deposits	197	64
Long-term borrowings	119	103
Total interest expense	316	167
Net interest income	4,786	3,914
Provision for (benefit from) credit losses	271	(524)
Net interest income after provision for (benefit from) credit losses	4,515	4,438
Non-interest income:
Service charges on deposit accounts	641	648
Card and ATM fees	513	499
Wealth management income	419	382
Capital markets income	339	331
Mortgage income	156	242
Securities gains (losses), net	(1)	3
Other	362	419
Total non-interest income	2,429	2,524
Non-interest expense:
Salaries and employee benefits	2,318	2,205
Equipment and software expense	392	365
Net occupancy expense	300	303
Other	1,058	874
Total non-interest expense	4,068	3,747
Income before income taxes	2,876	3,215
Income tax expense	631	694
Net income	$2,245	$2,521
Net income available to common shareholders	$2,146	$2,400
Weighted-average shares outstanding—during year:
Basic	935	956
Diluted	942	963
Actual shares outstanding—end of period	934	942
Earnings per common share:
Basic	$2.29	$2.51
Diluted	$2.28	$2.49
Taxable-equivalent net interest income	$4,833	$3,958

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	12/31/2022			9/30/2022
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	3.56%	$1	$—	2.43%
Debt securities (2)(3)	32,213	222	2.75	32,101	171	2.12
Loans held for sale	537	9	6.53	539	8	6.09
Loans, net of unearned income:
Commercial and industrial (4)	50,135	647	5.10	49,120	549	4.42
Commercial real estate mortgage—owner-occupied (5)	5,073	55	4.27	5,167	56	4.20
Commercial real estate construction—owner-occupied	289	4	4.96	274	3	4.53
Commercial investor real estate mortgage	6,406	89	5.43	6,115	64	4.06
Commercial investor real estate construction	1,884	30	6.24	1,764	22	4.77
Residential first mortgage	18,595	155	3.33	18,125	147	3.24
Home equity	6,017	81	5.31	6,050	68	4.49
Consumer credit card	1,207	44	14.34	1,176	40	13.79
Other consumer—exit portfolios	613	9	6.07	716	10	5.72
Other consumer	5,533	107	7.77	6,177	125	8.03
Total loans, net of unearned income	95,752	1,221	5.05	94,684	1,084	4.53
Interest bearing deposits in other banks	10,600	100	3.74	14,353	81	2.25
Other earning assets	1,380	13	3.76	1,379	11	3.34
Total earning assets	140,483	1,565	4.42	143,057	1,355	3.76
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,582)			(2,389)
Allowance for loan losses	(1,447)			(1,432)
Cash and due from banks	2,406			2,291
Other non-earning assets	17,808			16,895
	$155,668			$158,422
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$15,840	4	0.10	$16,176	5	0.11
Interest-bearing checking	25,379	42	0.65	26,665	22	0.33
Money market	33,218	57	0.69	31,520	17	0.22
Time deposits	5,462	11	0.80	5,351	6	0.45
Other deposits	1	—	5.47	—	—	—
Total interest-bearing deposits (6)	79,900	114	0.57	79,712	50	0.25
Federal funds purchased and securities sold under agreements to repurchase	39	—	3.73	—	—	—
Other short-term borrowings	—	—	—	30	—	0.23
Long-term borrowings	2,275	37	6.38	2,319	31	5.39
Total interest-bearing liabilities	82,214	151	0.73	82,061	81	0.39
Non-interest-bearing deposits (6)	53,107	—	—	55,806	—	—
Total funding sources	135,321	151	0.44	137,867	81	0.23
Net interest spread (2)			3.69			3.36
Other liabilities	4,904			4,082
Shareholders’ equity	15,442			16,473
Noncontrolling interest	1			—
	$155,668			$158,422
Net interest income/margin FTE basis (2)		$1,414	3.99%		$1,274	3.53%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes hedging income of $40 million for the quarter ended December 31, 2022 and zero for the quarter ended September 30, 2022. Hedging income for the quarter ended December 31, 2022 reflects strategies designed to accelerate hedge notional maturities through the use of pay-fixed swaps. Benefits will migrate from securities to loans in the first quarter of 2023.
(4) Interest income includes hedging expense of $43 million for the quarter ended December 31, 2022 and zero for the quarter ended September 30, 2022.
(5) Interest income includes hedging expense of $5 million for the quarter ended December 31, 2022 and zero for the quarter ended September 30, 2022.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.34% for the quarter ended December 31, 2022 and 0.15% for the quarter ended September 30, 2022.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	6/30/2022			3/31/2022			12/31/2021
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$2	$—	0.18%	$1	$—	0.18%
Debt securities (2)	31,429	157	2.00	29,342	138	1.88	29,264	134	1.83
Loans held for sale	704	10	5.39	782	9	4.89	855	6	2.98
Loans, net of unearned income:
Commercial and industrial (3)	46,538	480	4.12	43,993	447	4.10	42,254	468	4.39
Commercial real estate mortgage—owner-occupied (4)	5,204	56	4.31	5,237	57	4.35	5,386	60	4.34
Commercial real estate construction—owner-occupied	273	2	3.85	269	3	3.91	263	3	3.95
Commercial investor real estate mortgage	5,760	39	2.69	5,514	30	2.19	5,531	30	2.13
Commercial investor real estate construction	1,668	14	3.34	1,568	11	2.83	1,654	11	2.72
Residential first mortgage	17,569	137	3.12	17,496	135	3.09	17,413	136	3.12
Home equity	6,082	56	3.76	6,163	55	3.55	6,334	55	3.51
Consumer credit card	1,145	36	12.38	1,142	35	12.48	1,155	35	12.16
Other consumer—exit portfolios	836	13	5.93	987	14	5.84	1,160	18	5.71
Other consumer	5,689	110	7.73	5,445	100	7.42	5,398	96	7.13
Total loans, net of unearned income	90,764	943	4.15	87,814	887	4.07	86,548	912	4.18
Interest bearing deposits in other banks	22,246	45	0.81	26,606	13	0.20	26,121	10	0.15
Other earning assets	1,445	11	2.79	1,306	16	5.02	1,276	4	1.41
Total earning assets	146,588	1,166	3.18	145,852	1,063	2.93	144,065	1,066	2.94
Unrealized gains/(losses) on debt securities available for sale, net (2)	(2,107)			(549)			331
Allowance for loan losses	(1,419)			(1,472)			(1,572)
Cash and due from banks	2,386			2,200			2,143
Other non-earning assets	16,378			15,697			15,084
	$161,826			$161,728			$160,051
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$16,200	5	0.12	$15,539	5	0.13	$14,854	5	0.12
Interest-bearing checking	27,533	6	0.09	27,771	2	0.03	26,000	2	0.03
Money market	31,348	4	0.05	31,402	2	0.02	31,483	1	0.02
Time deposits	5,600	5	0.34	5,905	4	0.30	6,505	5	0.36
Total interest-bearing deposits (5)	80,681	20	0.10	80,617	13	0.07	78,842	13	0.07
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	—	—	44	—	0.19
Other short-term borrowings	7	—	1.01	9	—	0.16	—	—	—
Long-term borrowings	2,328	27	4.53	2,390	24	4.06	2,433	24	3.93
Total interest-bearing liabilities	83,016	47	0.22	83,016	37	0.18	81,319	37	0.18
Non-interest-bearing deposits (5)	58,911	—	—	58,117	—	—	57,840	—	—
Total funding sources	141,927	47	0.13	141,133	37	0.11	139,159	37	0.11
Net interest spread (2)			2.95			2.75			2.76
Other liabilities	3,495			2,878			2,566
Shareholders’ equity	16,404			17,717			18,308
Noncontrolling interest	—			—			18
	$161,826			$161,728			$160,051
Net interest income/margin FTE basis (2)		$1,119	3.06%		$1,026	2.85%		$1,029	2.83%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of $69 million, $98 million, and $100 million for the quarters ended June 30, 2022 , March 31, 2022, and December 31, 2021, respectively.
(4) Interest income includes hedging income of $9 million, $12 million, and $12 million for the quarters ended June 30, 2022, March 31, 2022, and December 31, 2021, respectively.
(5) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.06% for the quarter ended June 30, 2022, 0.04% for the quarter ended March 31, 2022 and 0.04% for the quarter ended December 31, 2021.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Twelve Months Ended December 31
	2022			2021
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$3	$—	0.14%
Debt securities (2)(3)	31,281	688	2.20	28,604	533	1.86
Loans held for sale	640	36	5.63	1,219	37	3.06
Loans, net of unearned income:
Commercial and industrial (4)	47,468	2,123	4.45	42,522	1,858	4.35
Commercial real estate mortgage—owner-occupied (5)	5,170	224	4.28	5,389	240	4.40
Commercial real estate construction—owner-occupied	276	12	4.33	272	11	4.00
Commercial investor real estate mortgage	5,952	222	3.67	5,509	122	2.18
Commercial investor real estate construction	1,722	77	4.40	1,741	48	2.73
Residential first mortgage	17,950	574	3.20	17,006	539	3.17
Home equity	6,078	260	4.27	6,677	235	3.53
Consumer credit card	1,168	155	13.27	1,136	138	12.17
Other consumer—exit portfolios	787	46	5.88	1,499	85	5.65
Other consumer	5,711	442	7.75	3,051	220	7.19
Total loans, net of unearned income	92,282	4,135	4.46	84,802	3,496	4.11
Interest bearing deposits in other banks	18,396	239	1.30	22,810	30	0.13
Other earning assets	1,379	51	3.69	1,289	29	2.23
Total earning assets	143,978	5,149	3.56	138,727	4,125	2.97
Unrealized gains/(losses) on debt securities available for sale, net (2)	(2,166)			623
Allowance for loan losses	(1,442)			(1,795)
Cash and due from banks	2,321			2,027
Other non-earning assets	16,701			14,687
	$159,392			$154,269
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$15,940	19	0.12	$13,867	19	0.13
Interest-bearing checking	26,830	72	0.27	25,128	8	0.03
Money market	31,875	80	0.25	30,615	8	0.03
Time deposits	5,578	26	0.47	5,253	29	0.56
Other deposits	1	—	3.52	2	—	1.20
Total interest-bearing deposits (6)	80,224	197	0.25	74,865	64	0.09
Federal funds purchased and securities sold under agreements to repurchase	10	—	3.73	12	—	0.19
Long-term borrowings	2,328	119	5.08	2,823	103	3.63
Total interest-bearing liabilities	82,562	316	0.38	77,700	167	0.21
Non-interest-bearing deposits (6)	56,469	—	—	55,838	—	—
Total funding sources	139,031	316	0.23	133,538	167	0.12
Net interest spread (2)			3.18			2.75
Other liabilities	3,858			2,525
Shareholders’ equity	16,503			18,201
Noncontrolling interest	—			5
	$159,392			$154,269
Net interest income/margin FTE basis (2)		$4,833	3.36%		$3,958	2.85%
_______
(1) Amounts have been calculated using whole dollar values.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes hedging income $41 million for the year ended December 31, 2022 and zero for the year ended December 31, 2021. Hedging income for the year ended December 31, 2022 reflects strategies designed to accelerate hedge notional maturities through the use of pay fixed swaps. Benefits will migrate to cash flow hedges from loans in the first quarter of 2023.
(4) Interest income includes hedging income of $125 million and and $379 million for the years ended December 31, 2022 and 2021, respectively.
(5) Interest income includes hedging income of $15 million and and $47 million for the years ended December 31, 2022 and 2021, respectively.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.14% and 0.05% for the years ended December 31, 2022 and 2021, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Net income available to common shareholders (GAAP)	$660	$404	$558	$524	$414	$256	63.4%	$246	59.4%
Preferred dividends (GAAP)	25	25	25	24	24	—	—%	1	4.2%
Income tax expense (GAAP)	187	133	157	154	103	54	40.6%	84	81.6%
Income before income taxes (GAAP)	872	562	740	702	541	310	55.2%	331	61.2%
Provision for (benefit from) credit losses (GAAP)	112	135	60	(36)	110	(23)	(17.0)%	2	1.8%
Pre-tax pre-provision income (non-GAAP)	984	697	800	666	651	287	41.2%	333	51.2%
Other adjustments:
Securities (gains) losses, net	—	1	—	—	—	(1)	(100.0)%	—	NM
Leveraged lease termination gains, net	—	—	—	(1)	—	—	NM	—	NM
Insurance proceeds (1)	(50)	—	—	—	—	(50)	NM	(50)	NM
Salaries and employee benefits—severance charges	—	—	—	—	1	—	NM	(1)	(100.0)%
Branch consolidation, property and equipment charges	5	3	(6)	1	—	2	66.7%	5	NM
Professional, legal and regulatory expenses (1)	—	179	—	—	15	(179)	(100.0)%	(15)	(100.0)%
Total other adjustments	(45)	183	(6)	—	16	(228)	(124.6)%	(61)	(381.3)%
Adjusted pre-tax pre-provision income (non-GAAP)	$939	$880	$794	$666	$667	$59	6.7%	$272	40.8%

	Year Ended
($ amounts in millions)	2022	2021	2022 vs. 2021
Net income available to common shareholders (GAAP)	$2,146	$2,400	$(254)	(10.6)%
Preferred dividends (GAAP) (2)	99	121	(22)	(18.2)%
Income tax expense (GAAP)	631	694	(63)	(9.1)%
Income before income taxes (GAAP)	2,876	3,215	(339)	(10.5)%
Provision for (benefit from) credit losses (GAAP)	271	(524)	795	151.7%
Pre-tax pre-provision income (non-GAAP)	3,147	2,691	456	16.9%
Other adjustments:
Securities (gains) losses, net	1	(3)	4	133.3%
Gains on equity investment	—	(3)	3	100.0%
Leveraged lease termination gains, net	(1)	(2)	1	50.0%
Bank owned life insurance (3)	—	(18)	18	100.0%
Insurance proceeds (1)	(50)	—	(50)	NM
Salaries and employee benefits—severance charges	—	6	(6)	(100.0)%
Branch consolidation, property and equipment charges	3	5	(2)	(40.0)%
Contribution to the Regions Financial Corporation foundation	—	3	(3)	(100.0)%
Loss on early extinguishment of debt	—	20	(20)	(100.0)%
Professional, legal and regulatory expenses (1)	179	15	164	NM
Total other adjustments	132	23	109	473.9%
Adjusted pre-tax pre-provision income (non-GAAP)	$3,279	$2,714	$565	20.8%

______
NM - Not meaningful
(1) In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022. The professional, legal and regulatory adjustment for the fourth quarter of 2021 is related to professional and legal expenses for acquisitions.
(2) Year-to-date 2021 amounts include $13 million of Series A preferred stock issuance costs, which reduced net income available to common shareholders when the shares were redeemed during the second quarter of 2021.
(3) The 2021 amount relates to an individual BOLI claim benefit.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Service charges on deposit accounts	152	156	165	168	166	$(4)	(2.6)%	$(14)	(8.4)%
Card and ATM fees	130	126	133	124	127	4	3.2%	3	2.4%
Wealth management income	108	108	102	101	100	—	—%	8	8.0%
Capital markets income (1)	61	93	112	73	83	(32)	(34.4)%	(22)	(26.5)%
Mortgage income (2)	24	37	47	48	49	(13)	(35.1)%	(25)	(51.0)%
Commercial credit fee income	25	26	23	22	23	(1)	(3.8)%	2	8.7%
Bank-owned life insurance	17	15	16	14	14	2	13.3%	3	21.4%
Market value adjustments on employee benefit assets-other (3)	(9)	(5)	(17)	(14)	—	(4)	(80.0)%	(9)	NM
Securities gains (losses), net	—	(1)	—	—	—	1	100.0%	—	NM
Insurance proceeds (4)	50	—	—	—	—	50	NM	50	NM
Other miscellaneous income	42	50	59	48	53	(8)	(16.0)%	(11)	(20.8)%
Total non-interest income	$600	$605	$640	$584	$615	$(5)	(0.8)%	$(15)	(2.4)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Production and sales	$11	$18	$23	$43	$46	$(7)	(38.9)%	$(35)	(76.1)%
Loan servicing	42	40	28	27	27	2	5.0%	15	55.6%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	—	28	52	47	(6)	(28)	(100.0)%	6	100.0%
MSRs hedge gain (loss)	(6)	(26)	(41)	(52)	1	20	76.9%	(7)	NM
MSRs change due to payment decay	(23)	(23)	(15)	(17)	(19)	—	—%	(4)	(21.1)%
MSR and related hedge impact	(29)	(21)	(4)	(22)	(24)	(8)	(38.1)%	(5)	(20.8)%
Total mortgage income	$24	$37	$47	$48	$49	$(13)	(35.1)%	$(25)	(51.0)%

Mortgage production - portfolio	$712	$997	$1,277	$1,021	$1,273	$(285)	(28.6)%	$(561)	(44.1)%
Mortgage production - agency/secondary market	314	526	680	819	1,133	(212)	(40.3)%	(819)	(72.3)%
Total mortgage production	$1,026	$1,523	$1,957	$1,840	$2,406	$(497)	(32.6)%	$(1,380)	(57.4)%

Mortgage production - purchased	87.9%	88.1%	82.9%	65.7%	58.6%
Mortgage production - refinanced	12.1%	11.9%	17.1%	34.3%	41.4%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Investment management and trust fee income	$76	$74	$72	$75	$74	$2	2.7%	$2	2.7%
Investment services fee income	32	34	30	26	26	(2)	(5.9)%	6	23.1%
Total wealth management income (5)	$108	$108	$102	$101	$100	$—	—%	$8	8.0%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Capital markets income	$61	$93	$112	$73	$83	$(32)	(34.4)%	$(22)	(26.5)%
Less: Valuation adjustments on customer derivatives (6)	(11)	21	20	6	—	(32)	(152.4)%	(11)	NM
Capital markets income excluding valuation adjustments	$72	$72	$92	$67	$83	$—	—%	$(11)	(13.3)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)Mortgage income in the first quarter of 2022 includes approximately $12 million in gains associated with the re-securitization and sale of approximately $285 million of Ginnie Mae loans that had been previously repurchased from their pools.
(3)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(4)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.
(5)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(6)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Non-Interest Income

	Twelve Months Ended		Year-to-Date Change 12/31/2022 vs. 12/31/2021
($ amounts in millions)	12/31/2022	12/31/2021	Amount	Percent
Service charges on deposit accounts	$641	$648	$(7)	(1.1)%
Card and ATM fees	513	499	14	2.8%
Wealth management income	419	382	37	9.7%
Capital markets income (1)	339	331	8	2.4%
Mortgage income	156	242	(86)	(35.5)%
Commercial credit fee income	96	91	5	5.5%
Bank-owned life insurance	62	82	(20)	(24.4)%
Market value adjustments on employee benefit assets - other (2)	(45)	20	(65)	(325.0)%
Gain on equity investment	—	3	(3)	(100.0)%
Securities gains (losses), net	(1)	3	(4)	(133.3)%
Insurance proceeds (3)	50	—	50	NM
Other miscellaneous income	199	223	(24)	(10.8)%
Total non-interest income	$2,429	$2,524	$(95)	(3.8)%
Mortgage Income

	Twelve Months Ended		Year-to-Date Change 12/31/2022 vs. 12/31/2021
($ amounts in millions)	12/31/2022	12/31/2021	Amount	Percent
Production and sales	$95	$229	$(134)	(58.5)%
Loan servicing	137	102	35	34.3%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	127	43	84	195.3%
MSRs hedge gain (loss)	(125)	(62)	(63)	(101.6)%
MSRs change due to payment decay	(78)	(70)	(8)	(11.4)%
MSR and related hedge impact	(76)	(89)	13	14.6%
Total mortgage income	$156	$242	$(86)	(35.5)%

Mortgage production - portfolio	$4,007	$6,037	$(2,030)	(33.6)%
Mortgage production - agency/secondary market	2,339	4,970	(2,631)	(52.9)%
Total mortgage production	$6,346	$11,007	$(4,661)	(42.3)%

Mortgage production - purchased	80.0%	58.4%
Mortgage production - refinanced	20.0%	41.6%
Wealth Management Income

	Twelve Months Ended		Year-to-Date Change 12/31/2022 vs. 12/31/2021
($ amounts in millions)	12/31/2022	12/31/2021	Amount	Percent
Investment management and trust fee income	$297	$278	$19	6.8%
Investment services fee income	122	104	18	17.3%
Total wealth management income (4)	$419	$382	$37	9.7%
Capital Markets Income

	Twelve Months Ended		Year-to-Date Change 12/31/2022 vs. 12/31/2021
($ amounts in millions)	12/31/2022	12/31/2021	Amount	Percent
Capital markets income	$339	$331	$8	2.4%
Less: Valuation adjustments on customer derivatives (5)	36	8	28	350.0%
Capital markets income excluding valuation adjustments	$303	$323	$(20)	(6.2)%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022.
(4)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(5)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Salaries and employee benefits	$604	$593	$575	$546	$575	$11	1.9%	$29	5.0%
Equipment and software expense	102	98	97	95	96	4	4.1%	6	6.3%
Net occupancy expense	74	76	75	75	76	(2)	(2.6)%	(2)	(2.6)%
Outside services	41	40	38	38	41	1	2.5%	—	—%
Marketing	27	29	22	24	32	(2)	(6.9)%	(5)	(15.6)%
Professional, legal and regulatory expenses	23	199	24	17	33	(176)	(88.4)%	(10)	(30.3)%
Credit/checkcard expenses	14	13	13	26	15	1	7.7%	(1)	(6.7)%
FDIC insurance assessments	18	16	13	14	13	2	12.5%	5	38.5%
Visa class B shares expense	7	3	9	5	8	4	133.3%	(1)	(12.5)%
Branch consolidation, property and equipment charges	5	3	(6)	1	—	2	66.7%	5	NM
Other miscellaneous expenses	102	100	88	92	94	2	2.0%	8	8.5%
Total non-interest expense	$1,017	$1,170	$948	$933	$983	$(153)	(13.1)%	$34	3.5%

	Twelve Months Ended		Year-to-Date Change 12/31/2022 vs. 12/31/2021
($ amounts in millions)	12/31/2022	12/31/2021	Amount	Percent
Salaries and employee benefits	$2,318	$2,205	$113	5.1%
Equipment and software expense	392	365	27	7.4%
Net occupancy expense	300	303	(3)	(1.0)%
Outside services	157	156	1	0.6%
Marketing	102	106	(4)	(3.8)%
Professional, legal and regulatory expenses	263	98	165	168.4%
Credit/checkcard expenses	66	62	4	6.5%
FDIC insurance assessments	61	45	16	35.6%
Visa class B shares expense	24	22	2	9.1%
Loss on early extinguishment of debt	—	20	(20)	(100.0)%
Branch consolidation, property and equipment charges	3	5	(2)	(40.0)%
Other miscellaneous expenses	382	360	22	6.1%
Total non-interest expense	$4,068	$3,747	$321	8.6%
_________
NM - Not Meaningful

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The table below presents computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	4Q22 vs. 3Q22		4Q22 vs. 4Q21
Non-interest expense (GAAP)	A	$1,017	$1,170	$948	$933	$983	$(153)	(13.1)%	$34	3.5%
Adjustments:
Branch consolidation, property and equipment charges		(5)	(3)	6	(1)	—	(2)	(66.7)%	(5)	NM
Salaries and employee benefits—severance charges		—	—	—	—	(1)	—	NM	1	100.0%
Professional, legal and regulatory expenses (1)		—	(179)	—	—	(15)	179	100.0%	15	100.0%
Adjusted non-interest expense (non-GAAP)	B	$1,012	$988	$954	$932	$967	$24	2.4%	$45	4.7%
Net interest income (GAAP)	C	$1,401	$1,262	$1,108	$1,015	$1,019	$139	11.0%	$382	37.5%
Taxable-equivalent adjustment		13	12	11	11	10	1	8.3%	3	30.0%
Net interest income, taxable-equivalent basis	D	$1,414	$1,274	$1,119	$1,026	$1,029	$140	11.0%	$385	37.4%
Non-interest income (GAAP)	E	600	605	640	584	615	(5)	(0.8)%	(15)	(2.4)%
Adjustments:
Securities (gains) losses, net		—	1	—	—	—	(1)	(100.0)%	—	NM
Leveraged lease termination gains		—	—	—	(1)	—	—	NM	—	NM
Insurance proceeds (1)		$(50)	$—	$—	$—	$—	(50)	NM	(50)	NM
Adjusted non-interest income (non-GAAP)	F	$550	$606	$640	$583	$615	(56)	(9.2)%	$(65)	(10.6)%
Total revenue	C+E=G	$2,001	$1,867	$1,748	$1,599	$1,634	$134	7.2%	$367	22.5%
Adjusted total revenue (non-GAAP)	C+F=H	$1,951	$1,868	$1,748	$1,598	$1,634	$83	4.4%	$317	19.4%
Total revenue, taxable-equivalent basis	D+E=I	$2,014	$1,879	$1,759	$1,610	$1,644	$135	7.2%	$370	22.5%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,964	$1,880	$1,759	$1,609	$1,644	$84	4.5%	$320	19.5%
Efficiency ratio (GAAP) (2)	A/I	50.5%	62.3%	53.9%	57.9%	59.8%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	51.6%	52.6%	54.2%	57.9%	58.8%
Fee income ratio (GAAP) (2)	E/I	29.8%	32.2%	36.4%	36.3%	37.4%
Adjusted fee income ratio (non-GAAP) (2)	F/J	28.0%	32.2%	36.4%	36.2%	37.4%
________
NM - Not Meaningful
(1)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022. The professional, legal and regulatory adjustment for the fourth quarter of 2021 is related to professional and legal expenses for acquisitions.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue (continued)

		Twelve Months Ended December 31
($ amounts in millions)		2022	2021	2022 vs. 2021
Non-interest expense (GAAP)	A	$4,068	$3,747	$321	8.6%
Adjustments:
Contribution to the Regions Financial Corporation foundation		—	(3)	3	100.0%
Branch consolidation, property and equipment charges		(3)	(5)	2	40.0%
Salaries and employee benefits—severance charges		—	(6)	6	100.0%
Loss on early extinguishment of debt		—	(20)	20	100.0%
Professional, legal and regulatory expenses (1)		(179)	(15)	(164)	NM
Adjusted non-interest expense (non-GAAP)	B	$3,886	$3,698	$188	5.1%
Net interest income (GAAP)	C	$4,786	$3,914	$872	22.3%
Taxable-equivalent adjustment		47	44	3	6.8%
Net interest income, taxable-equivalent basis	D	$4,833	$3,958	$875	22.1%
Non-interest income (GAAP)	E	$2,429	$2,524	$(95)	(3.8)%
Adjustments:
Securities (gains) losses, net		1	(3)	4	133.3%
Gains on equity investment		—	(3)	3	100.0%
Leveraged lease termination gains		(1)	(2)	1	50.0%
Bank owned life insurance (2)		—	(18)	18	100.0%
Insurance proceeds (1)		(50)	—	(50)	NM
Adjusted non-interest income (non-GAAP)	F	$2,379	$2,498	$(119)	(4.8)%
Total revenue	C+E= G	$7,215	$6,438	$777	12.1%
Adjusted total revenue (non-GAAP)	C+F=H	$7,165	$6,412	$753	11.7%
Total revenue, taxable-equivalent basis	D+E=I	$7,262	$6,482	$780	12.0%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$7,212	$6,456	$756	11.7%
Operating leverage ratio (GAAP) (3)	I-A				3.5%
Adjusted operating leverage ratio (non-GAAP) (3)	H-B				6.6%
Efficiency ratio (GAAP) (3)	A/I	56.0%	57.8%
Adjusted efficiency ratio (non-GAAP) (3)	B/J	53.9%	57.3%
Fee income ratio (GAAP) (3)	E/I	33.5%	38.9%
Adjusted fee income ratio (non-GAAP) (3)	F/J	33.0%	38.7%
______
NM - Not Meaningful
(1)In the third quarter of 2022, the Company settled a previously disclosed matter with the Consumer Financial Protection Bureau. The Company received an insurance reimbursement related to the settlement in the fourth quarter of 2022. The professional, legal and regulatory adjustment for 2021 is related to professional and legal expenses for acquisitions.
(2)During the second quarter of 2021, the Company recognized an individual BOLI claim benefit.
(3)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratios

The table below provides a calculation of “return on average tangible common shareholders’ equity” (non-GAAP). Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, average preferred stock and average accumulated other comprehensive income (AOCI). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	A	$660	$404	$558	$524	$414
Average shareholders' equity (GAAP)		$15,442	$16,473	$16,404	$17,717	$18,308
Less:
Average intangible assets (GAAP)		5,996	6,019	6,034	6,043	5,852
Average deferred tax liability related to intangibles (GAAP)		(105)	(104)	(101)	(100)	(98)
Average preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,660
Average tangible common shareholders' equity (non-GAAP)	B	$7,892	$8,899	$8,812	$10,115	$10,894
Less: Average AOCI, after tax		(3,535)	(2,213)	(1,921)	(379)	340
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	C	$11,427	$11,112	$10,733	$10,494	$10,554
Return on average tangible common shareholders' equity (non-GAAP) (1)	A/B	33.20%	18.02%	25.40%	21.00%	15.07%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	A/C	22.91%	14.42%	20.85%	20.25%	15.56%

		Year Ended
($ amounts in millions)		2022	2021
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	D	$2,146	$2,400
Average shareholders' equity (GAAP)		$16,503	$18,201
Less:
Average intangible assets (GAAP)		6,023	5,435
Average deferred tax liability related to intangibles (GAAP)		(103)	(99)
Average preferred stock (GAAP)		1,659	1,658
Average tangible common shareholders' equity (non-GAAP)	E	$8,924	$11,207
Less: Average AOCI, after tax		(2,021)	705
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	F	$10,945	$10,502
Return on average tangible common shareholders' equity (non-GAAP) (1)	D/E	24.05%	21.42%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	D/F	19.61%	22.85%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$15,947	$15,173	$16,507	$16,982	$18,326
Less:
Preferred stock (GAAP)		1,659	1,659	1,659	1,659	1,659
Intangible assets (GAAP)		5,982	6,005	6,028	6,040	6,049
Deferred tax liability related to intangibles (GAAP)		(103)	(105)	(104)	(101)	(100)
Tangible common shareholders’ equity (non-GAAP)	B	$8,409	$7,614	$8,924	$9,384	$10,718
Total assets (GAAP)	C	$155,220	$157,798	$160,908	$164,082	$162,938
Less:
Intangible assets (GAAP)		5,982	6,005	6,028	6,040	6,049
Deferred tax liability related to intangibles (GAAP)		(103)	(105)	(104)	(101)	(100)
Tangible assets (non-GAAP)	D	$149,341	$151,898	$154,984	$158,143	$156,989
Shares outstanding—end of quarter	E	934	934	934	933	942
Total equity to total assets (GAAP) (1)	A/C	10.27%	9.62%	10.26%	10.35%	11.25%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	B/D	5.63%	5.01%	5.76%	5.93%	6.83%
Tangible common book value per share (non-GAAP) (1)	B/E	$9.00	$8.15	$9.55	$10.06	$11.38
____
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Components:
Beginning allowance for loan losses (ALL)	$1,418	$1,425	$1,416	$1,479	$1,428

Loans charged-off:
Commercial and industrial	38	20	21	23	23
Commercial real estate mortgage—owner-occupied	1	—	1	3	—
Total commercial	39	20	22	26	23
Commercial investor real estate mortgage	5	—	—	—	1
Total investor real estate	5	—	—	—	1
Residential first mortgage	—	1	—	—	1
Home equity—lines of credit	1	2	1	1	1
Home equity—closed-end	—	—	—	1	—
Consumer credit card	11	9	10	10	10
Other consumer—exit portfolios	4	4	4	6	6
Other consumer (1)	33	99	33	33	30
Total consumer	49	115	48	51	48
Total	93	135	70	77	72

Recoveries of loans previously charged-off:
Commercial and industrial	10	12	12	13	12
Commercial real estate mortgage—owner-occupied	1	1	1	—	—
Total commercial	11	13	13	13	12
Commercial investor real estate mortgage	1	—	1	—	—
Total investor real estate	1	—	1	—	—
Residential first mortgage	1	1	1	2	2
Home equity—lines of credit	3	2	4	3	3
Home equity—closed-end	—	—	1	1	1
Consumer credit card	2	2	2	2	3
Other consumer—exit portfolios	1	—	2	2	—
Other consumer	5	7	8	8	7
Total consumer	12	12	18	18	16
Total	24	25	32	31	28

Net charge-offs (recoveries):
Commercial and industrial	28	8	9	10	11
Commercial real estate mortgage—owner-occupied	—	(1)	—	3	—
Total commercial	28	7	9	13	11
Commercial investor real estate mortgage	4	—	(1)	—	1
Total investor real estate	4	—	(1)	—	1
Residential first mortgage	(1)	—	(1)	(2)	(1)
Home equity—lines of credit	(2)	—	(3)	(2)	(2)
Home equity—closed-end	—	—	(1)	—	(1)
Consumer credit card	9	7	8	8	7
Other consumer—exit portfolios	3	4	2	4	6
Other consumer	28	92	25	25	23
Total consumer	37	103	30	33	32
Total	69	110	38	46	44

Provision for (benefit from) loan losses (1)	115	103	47	(17)	86
Initial allowance on acquired purchased credit deteriorated loans	—	—	—	—	9
Ending allowance for loan losses (ALL)	1,464	1,418	1,425	1,416	1,479
Beginning reserve for unfunded credit commitments	121	89	76	95	71
Provision for (benefit from) unfunded credit losses	(3)	32	13	(19)	24
Ending reserve for unfunded commitments	118	121	89	76	95
Allowance for credit losses (ACL) at period end	$1,582	$1,539	$1,514	$1,492	$1,574

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release

Credit Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Net loan charge-offs as a % of average loans, annualized (2):
Commercial and industrial	0.22%	0.07%	0.07%	0.09%	0.11%
Commercial real estate mortgage—owner-occupied	(0.02)%	(0.06)%	0.05%	0.20%	0.01%
Commercial real estate construction—owner-occupied	(0.02)%	(0.08)%	(0.01)%	(0.03)%	0.18%
Total commercial	0.19%	0.06%	0.07%	0.10%	0.10%
Commercial investor real estate mortgage	0.27%	(0.01)%	(0.04)%	(0.01)%	0.01%
Commercial investor real estate construction	(0.01)%	—%	(0.01)%	—%	—%
Total investor real estate	0.21%	(0.01)%	(0.03)%	(0.01)%	0.01%
Residential first mortgage	(0.03)%	(0.01)%	(0.01)%	(0.05)%	(0.02)%
Home equity—lines of credit	(0.22)%	(0.08)%	(0.31)%	(0.17)%	(0.22)%
Home equity—closed-end	(0.02)%	(0.09)%	(0.04)%	(0.07)%	(0.16)%
Consumer credit card	2.94%	2.39%	2.70%	2.83%	2.42%
Other consumer—exit portfolios	2.46%	2.13%	0.80%	1.83%	1.69%
Other consumer (1)	2.08%	5.92%	1.72%	1.89%	1.69%
Total consumer	0.48%	1.25%	0.39%	0.44%	0.39%
Total	0.29%	0.46%	0.17%	0.21%	0.20%
Non-performing loans, excluding loans held for sale	$500	$495	$369	$335	$451
Non-performing loans held for sale	3	2	3	7	13
Non-performing loans, including loans held for sale	503	497	372	342	464
Foreclosed properties	13	14	11	9	10
Non-performing assets (NPAs)	$516	$511	$383	$351	$474
Loans past due > 90 days (3)	$208	$105	$107	$125	$140
Criticized loans—business (4)	$3,149	$2,771	$2,310	$2,539	$2,905
Credit Ratios (2):
ACL/Loans, net	1.63%	1.63%	1.62%	1.67%	1.79%
ALL/Loans, net	1.51%	1.50%	1.52%	1.59%	1.69%
Allowance for credit losses to non-performing loans, excluding loans held for sale	317%	311%	410%	446%	349%
Allowance for loan losses to non-performing loans, excluding loans held for sale	293%	287%	386%	423%	328%
Non-performing loans, excluding loans held for sale/Loans, net	0.52%	0.52%	0.39%	0.37%	0.51%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.53%	0.54%	0.41%	0.39%	0.54%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (2)	0.75%	0.65%	0.52%	0.53%	0.70%
(1)At the end of the third quarter of 2022, the Company sold certain unsecured consumer loans with an associated allowance of $94 million at the time of the sale. As shown in the table below, there was a $63 million fair value mark recorded through charge-offs, which resulted in a net provision benefit of $31 million associated with the sale.
(2)Amounts have been calculated using whole dollar values.
(3)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 23 for amounts related to these loans.
(4)Business represents the combined total of commercial and investor real estate loans.

Allowance for Credit Losses
	Year Ended December 31
($ amounts in millions)	2022	2021
Balance at beginning of year	$1,574	$2,293
Net charge-offs	263	204
Provision for (benefit from) loan losses	248	(493)
Provision for (benefit from) unfunded credit losses	23	(31)
Initial allowance on acquired purchased credit deteriorated loans	—	9
Balance at end of year	$1,582	$1,574

Adjusted Net Charge-offs and Ratio (non-GAAP)

At the end of the third quarter of 2022, the Company made the strategic decision to sell certain unsecured consumer loans. These loans were marked down to fair value through charge-offs as shown below. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio (GAAP) to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance.

	For the Quarter Ended					For the Year Ended
($ amounts in millions)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	2022	2021
Net loan charge-offs (GAAP)	$69	$110	$38	$46	$44	$263	$204
Less: charge-offs associated with the sale of unsecured consumer loans	—	63	—	—	—	63	—
Adjusted net loan charge-offs (non-GAAP)	$69	$47	$38	$46	$44	$200	$204
Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) (1)	0.29%	0.19%	0.17%	0.21%	0.20%	0.22%	0.24%
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2022		9/30/2022		6/30/2022		3/31/2022		12/31/2021
Commercial and industrial	$347	0.68%	$333	0.67%	$257	0.53%	$216	0.47%	$305	0.70%
Commercial real estate mortgage—owner-occupied	29	0.58%	29	0.57%	29	0.55%	32	0.61%	52	0.98%
Commercial real estate construction—owner-occupied	6	1.93%	6	2.22%	10	3.92%	10	3.75%	11	4.11%
Total commercial	382	0.68%	368	0.67%	296	0.55%	258	0.50%	368	0.75%
Commercial investor real estate mortgage	53	0.83%	59	0.93%	3	0.05%	2	0.04%	3	0.06%
Total investor real estate	53	0.63%	59	0.72%	3	0.04%	2	0.03%	3	0.05%
Residential first mortgage	31	0.16%	29	0.16%	27	0.15%	31	0.18%	33	0.19%
Home equity—lines of credit	28	0.79%	32	0.90%	36	1.00%	37	1.02%	40	1.08%
Home equity—closed-end	6	0.24%	7	0.28%	7	0.28%	7	0.28%	7	0.27%
Total consumer	65	0.20%	68	0.22%	70	0.22%	75	0.24%	80	0.25%
Total non-performing loans	$500	0.52%	$495	0.52%	$369	0.39%	$335	0.37%	$451	0.51%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2022		9/30/2022		6/30/2022		3/31/2022		12/31/2021
Commercial and industrial	$56	0.11%	$77	0.16%	$37	0.08%	$37	0.08%	$64	0.15%
Commercial real estate mortgage—owner-occupied	9	0.18%	5	0.09%	5	0.10%	6	0.11%	4	0.09%
Commercial real estate construction—owner-occupied	—	—%	—	—%	—	—%	1	0.46%	—	0.07%
Total commercial	65	0.12%	82	0.15%	42	0.08%	44	0.09%	68	0.14%
Commercial investor real estate mortgage	—	—%	1	—%	—	—%	16	0.29%	—	—%
Total investor real estate	—	—%	1	—%	—	—%	16	0.23%	—	—%
Residential first mortgage—non-guaranteed (1)	86	0.47%	85	0.47%	71	0.41%	58	0.34%	64	0.38%
Home equity—lines of credit	30	0.85%	20	0.58%	16	0.45%	20	0.55%	21	0.57%
Home equity—closed-end	11	0.44%	11	0.44%	11	0.43%	12	0.47%	11	0.44%
Consumer credit card	16	1.26%	17	1.39%	13	1.11%	13	1.12%	15	1.23%
Other consumer—exit portfolios	10	1.75%	10	1.49%	10	1.31%	11	1.21%	14	1.30%
Other consumer	67	1.18%	49	0.93%	48	0.81%	45	0.82%	46	0.85%
Total consumer (1)	220	0.82%	192	0.73%	169	0.66%	159	0.64%	171	0.67%
Total accruing 30-89 days past due loans (1)	$285	0.29%	$275	0.29%	$211	0.23%	$219	0.25%	$239	0.27%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2022		9/30/2022		6/30/2022		3/31/2022		12/31/2021
Commercial and industrial	$30	0.06%	$4	0.01%	$4	0.01%	$5	0.01%	$5	0.01%
Commercial real estate mortgage—owner-occupied	1	0.02%	—	—%	1	0.02%	1	0.01%	1	0.01%
Total commercial	31	0.05%	4	0.01%	5	0.01%	6	0.01%	6	0.01%
Commercial investor real estate mortgage	40	0.63%	—	—%	—	—%	—	—%	—	—%
Total investor real estate	40	0.48%	—	—%	—	—%	—	—%	—	—%
Residential first mortgage—non-guaranteed (2)	47	0.26%	50	0.28%	50	0.29%	61	0.36%	74	0.44%
Home equity—lines of credit	15	0.44%	17	0.47%	16	0.46%	19	0.52%	21	0.56%
Home equity—closed-end	8	0.33%	8	0.31%	9	0.36%	11	0.45%	12	0.49%
Consumer credit card	15	1.19%	13	1.12%	11	0.97%	12	1.11%	12	1.04%
Other consumer—exit portfolios	1	0.19%	1	0.20%	2	0.19%	2	0.19%	2	0.21%
Other consumer	17	0.29%	12	0.22%	14	0.23%	14	0.25%	13	0.23%
Total consumer (2)	103	0.42%	101	0.40%	102	0.41%	119	0.50%	134	0.58%
Total accruing 90+ days past due loans (2)	$174	0.18%	$105	0.11%	$107	0.11%	$125	0.14%	$140	0.16%

Total delinquencies (1) (2)	$459	0.47%	$380	0.40%	$318	0.34%	$344	0.39%	$379	0.43%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $46 million at 12/31/2022, $39 million at 9/30/2022, $42 million at 6/30/2022, $39 million at 3/31/2022, and $40 million at 12/31/2021.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $34 million at 12/31/2022, $26 million at 9/30/2022, $28 million at 6/30/2022, $37 million at 3/31/2022, and $49 million at 12/31/2021.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.
•The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of any pandemic, including the COVID-19 pandemic, could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses.
•Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios, and our ability to return capital to shareholders.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Volatility and uncertainty related to inflation and the effects of inflation, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Fraud or misconduct by our customers, employees or business partners.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2022 Earnings Release
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.
•Our ability to achieve our expense management initiatives.
•Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2021 and the “Risk Factors” of Regions’ Quarterly Reports on Form 10-Q for the subsequent quarters of 2022, as filed with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.